1

Exhibit 10.1

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of December 24, 1991, between
S.E. Nichols Inc. a New York Corporation (the "Company"), and Rosenthal and Rosenthal Inc., a New York Corporation
("R&R").

WHEREAS, pursuant to the terms of a secured lending agreement approved by final order of the Bankruptcy Court, dated September 24, 1990, in the Company's Chapter 11 Case,
No. 90 B 125450 (the "Company's Chapter 11 Case"), the
Company is obligated to issued to R&R upon the date of consummation of the Company's Plan of Reorganization warrants to purchase 260,000 of its Common Shares at an exercise price of $.0433 per share; and

WHEREAS, pursuant to the terms of the Revolving Credit Agreement between the Company and R&R of even date herewith, the Company is required to issue R&R upon the date of consummation of the Company's Plan of Reorganization (i) warrants to purchase 520,000 of its Common Shares at an exercise price of $.10 per Share, and (ii) warrants to purchase 130,000 of its Common Shares at an exercise price of $.44 per Share;

WHEREAS, the purpose of this agreement is to set forth the terms and conditions which shall govern the issuance of all of the foregoing warrants, the purchase of Common Shares of the Company upon the exercise thereof, the adjustments in the terms and price of such warrants pursuant to the anti-dilution provisions hereof and such other terms and conditions as hereinafter set forth,

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.          Definitions.   For purposes of this
Agreement:

"Board Resolution" means a resolution by the Board of Directors of the Company or the Executive Committee thereof which shall be certified as being duly adopted and in full force and effect by the Secretary or any Assistant Secretary of the Company.

"Business Day" means any day other than a day on which banks in the City of New York are required or authorized to be closed by law.

"Class A Warrants" means warrants to purchase an aggregate of 260,000 Shares of the Company at an exercise price of $.0433 per Share expiring on December 31, 1998.

"Class B Warrants" means warrants to purchase an aggregate of 520,000 Shares of the Company at an exercise price of $.10 per Share expiring on December 31, 1996.

"Class C Warrants" means warrants to purchase an aggregate of 130,000 Shares of the Company at an exercise price of $.44 per Share expiring on December 31, 1996.

"Common Shares" or "Shares" means the Company's Common Shares, par value $.01 per share, as constituted on the date hereof or shares of any class or classes of the Company resulting from any reclassification or reclassifications or recapitalization or recapitilaiztions pertaining to the Shares and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

"Market Price" means the average of the closing prices per Share on the principal national securities exchange or the National Association of Securities Dealers, Inc. National Market System ("NASDAQ/NMS") or the NASD Automated Quotation System ("NASDAQ") or Electronic Bulletin Board, whichever of the foregoing exchanges or systems is the principal market or system on which the Shares are listed, admitted for trading or quoted, as the case may be (or, if there be no such closing prices, the mean between the bid and asked prices reported n any such national securities exchange, NASDAQ/NMS OR NASDAQ, Electronic Bulletin Board or on any other over-the-counter market on which such quotations are regularly available, as the case may be, on each of the ten
(10) trading days immediately preceding the date as of which the determination of Market Price is to be made. If any time the Common Shares are not listed, admitted for trading or quoted on any of the foregoing markets or systems, the Market Price shall be deemed to be the fair value thereof determined in good faith by a reputable independent brokerage or investment banking firm as of a date which is within fifteen (15) days prior to the date as of which the determination of Market Price is to be made.

"Registration Expenses" means the Company's expense incurred in connection with the Company's performance of or compliance with Section 9 the Agreement, including fees and disbursements of counsel for the Company and of its independent public accountants, expenses of printing the Registration Statement and the prospectuses constituting a part thereof, but excluding legal fees and disbursements of R&R's counsel, registration or filing fees payable to the Securities and Exchange Commission, NASD filing fees and any state securities or blue sky filing fees, underwriters' or brokers' discounts or commissions relating to the offer and sale of any of the Securities held by R&R and any transfer, income or gains taxes incurred by reason, or arising out, of the sale or other disposition of any of such Securities by R&R in a transaction governed by Section 9 hereof.

"Securities" means (a) any Class A Warrants, Class B. Warrants and Class C Warrants, (b) any Common Shares issued upon the exercise of such Class A Warrants, Class B Warrants or Class C Warrants, (c) any Common Shares or other securities of the company issued subsequent to the exercise of the Warrants as a dividend or other distribution with respect to, or resulting, from a subdivision of the Company's outstanding Common Shares into a greater or lesser number of Common Shares by recapitalization, reclassification, stock splits, combinations of shares otherwise, or in exchange for or in replacement of the Common Shares issued upon such exercise and (d) unless the context otherwise requires, any Common Shares issuable upon the exercise of Warrants.

"SEC" means the United States Securities and Exchange
Commission.

"Warrant Expiration Date" means December ___ of the specific calendar year upon which each of the Class A Warrants, Class
B Warrants, and Class C Warrants, respectively, expires.

"Warrant Price" means the respective exercise prices of each of the Class A Warrants, Class B Warrants or Class C Warrants set forth herein and in the Warrant Certificates evidencing each such Class of Warrants, as any of such exercise prices may be adjusted or readjusted in accordance with the Provisions of Section 10 hereof.

"Warrant(s)" means the Class A Warrants, Class B Warrants and Class C Warrants, collectively and in the aggregate, being issued by the Company to R&R pursuant to the Agreement, unless the context otherwise requires.

All other terms defined herein shall have the meanings ascribed thereto in the parenthetical definitions appearing in the various provisions of the Agreement.


Section 2.          Issuance and Form of Warrants

On the date hereof, or within five (4) Business Days after the date hereof, the Company shall execute and deliver to R&R one or more Warrant Certificates evidencing each of the Class A Warrants, Class B Warrants and Class C Warrants, respectively.

The text of the certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially as set forth in Exhibit "A" attached hereto. Each Warrant Certificate shall entitle the Holder to purchase all or any portion of the total number of the Shares evidenced by such Warrant Certificate from the Company at any time from the date hereof until 5:00 p.m., New York City time, on the respective Warrant Expiration Dates of each of the Class A Warrants, Class B Warrants and Class C Warrants at the respective Warrant Prices. The respective Warrant Prices and the number of Shares issuable upon exercise of the Class A Warrants, Class B Warrants and Class C Warrants, as the case may be, are subject to adjustment upon the occurrence of certain events, all as herein provided. In the event that a Warrant Expiration Date falls on a day which is not a Business Day, then the Warrants shall expire at 5:00 p.m., New York City time, on the next succeeding Business Day.

The Warrant Certificates may contain such letters, numbers or other marks of identification as the Company may deem appropriate and such legends not inconsistent with the provisions of this Agreement and as may be required to comply with applicable law or with any rule or regulation of any stock exchange on which the Warrants may be listed.

The Warrant Certificates shall be dated as of the date hereof.

Upon the issuance of the Warrant Certificates, the Company shall register the Warrants represented thereby in the name of R&R.


Section 3.          Execution

The Warrant Certificates shall be executed on behalf of the Company by the President or a Vice President of the Company, attested to by the Secretary or any Assistant Secretary of the Company.


Section 4.          Registration:  Transfers and Exchanges

The Company shall maintain at its principal corporate office in New York City, New York (the "Warrant Register Office") a register for the registration of the Warrant Certificates and of their transfer and exchange from time to time (the "Warrant Register").

The Company shall deem and treat R&R or any registered holder of a Warrant Certificate, in the case of a subsequent transfer by R&R of Warrants, as the absolute owner of each Warrant Certificate and of the Warrants represented thereby for all purposes (notwithstanding any notation to the contrary), except that if and when any Warrant Certificate is properly assigned in blank, the Company may (but shall not be obligated to)deem and treat the bearer thereof as the absolute owner thereof and of the Warrants represented thereby for all purposes (notwithstanding any notation to the contrary). The Company shall record in the Warrant Register the transfer, from time to time, of any outstanding Warrant Certificate, upon surrender thereof for transfer at the Warrant Register Office, together with a written assignment of the Warrant Certificate (in the form annexed hereto as Exhibit "A", duly endorsed by the registered holder thereof or by his duly authorized attorney or legal representative, together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or new Warrant Certificates in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of the Warrants evidenced by a Warrant Certificate are being transferred, a new Warrant Certificate or Certificates shall be issued for Warrants evidenced by such Warrant Certificate not being so transferred. The Warrant Certificate surrendered shall be cancelled by the Company.

The Warrants evidenced by a Warrant Certificate may be divided into more than one Warrant Certificate or combined with Warrants of the same Class evidenced by other Warrant
Certificates upon surrender of the Warrant Certificate or Certificates, as the case may be, at the Company's Warrant
Register Office, together with a written notice specifying the names and denominations in which new Warrant
Certificates are to be issued and properly endorsed in the manner specified in the preceding paragraph. Upon such surrender and payment by R&R or any subsequent holder of such Warrant Certificate of any subsequent holder of such Warrant Certificates of any applicable transfer tax, a new
Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice. The Warrant
Certificate or Certificates surrendered shall be cancelled by the Company.

The Company shall impose no service or other charge in connection with any such transfer or exchange of Warrant
Certificates, except for any transfer taxes payable in connection therewith which shall be paid promptly by R&R or any subsequent holder of the Warrant Certificates.

Warrant Certificates cancelled pursuant to any provision of the Agreement shall, upon such cancellation, be destroyed by the Company.


Section 5.          Duration and Exercise of Warrants

Subject to the terms of this Agreement, the Class A Warrants, Class B Warrants and Class C Warrants shall expire at 5:00 p.m. New York City time on their respective Warrant Expiration Dates. Each Warrant may be exercised on any Business Day on or prior to 5:00 p.m. New York City time on their respective Warrant Expiration Dates. Thereafter, unexercised Warrants will become void in their entirety and of no value or force or effect whatsoever.


Section 6.          Exercise of Warrants

Subject to the provisions of this Agreement, R&R or any subsequent registered holder of a Warrant Certificate shall have the right, upon the exercise form time to time of the Warrants evidenced thereby, commencing at the opening of business on the date hereof, to purchase from the Company (and the Company shall issue and sell to each registered holder) the total or any lesser number fully paid and nonassessble Shares issuable upon the exercise of such warrants. To exercise such Warrants, R&R or such subsequent registered holder shall surrender by delivery (in person or by certified mail or express mail service which provides proof of delivery at the Warrant Register Office) of the Warrant Certificate evidencing such Warrants with the form of election to purchase on the reverse thereof duly completed and signed, accompanied by payment to the Company of the Warrant Price in effect on such date for the number of shares in respect of which such Warrants are then being exercised. Payment of the Warrant Price shall be made in cash or by certified check, money order or wire transfer to the order of the Company.

As soon as practicable after the exercise of any Warrants, the Company shall, subject to the provisions of Section 7 hereof, issue and cause to be delivered to or upon the written order of R&R or any subsequent registered holder of the Warrant Certificate evidencing such Warrants, and in such name or names as R&R or such registered holder may designate, a certificate or certificates for the number of fully paid and nonassessable Shares so purchased upon the exercise of such Warrants. Such certificate or certificates for Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Warrant Price as aforesaid.

The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of R&R or any subsequent registered holder thereof, either as an entirety or from time to time for a part only of the integral number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Class A Warrants, Class B Warrants or Class C Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to their respective Warrant Expiration Dates, a new Warrant Certificate or Certificates shall be issued to or upon the written order of R&R or a subsequent registered holder for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. The Company shall only be required to execute and deliver the required new Warrant Certificates in accordance with the provisions of this Section.

Warrants, represented by a properly assigned Warrant
Certificate, may be exercised by a subsequent holder thereof without first having a new Warrant Certificate issued.

All Warrant Certificates surrendered upon the exercise of Warrants shall be cancelled by the Company.


Section 7.          Payment of Taxes

The Company will pay any issue or documentary stamp taxis, if any attributable to the issuance of the Warrants or Shares upon the exercise of any Warrant; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of Warrant Certificates or any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of R&R or a subsequent registered holder of the Warrant Certificate in respect of which such Shares are issued upon exercise of the Warrants, in whole or part, and in such case the Company shall not be required to issue or deliver any Warrant Certificate or Certificate for Share until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.


Section 8.          Mutilated or Missing Warrants

In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company, at the request of R&R or any subsequent other registered holder thereof, shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, in the case of a lost, stolen or destroyed Warrant Certificate, indemnity, if requested, also satisfactory to the Company, it being understood that in the case of R&R its corporate indemnity shall be satisfactory. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such reasonable charges as the Company may prescribe.


Section 9.          Reservation of Common Shares; Listing
and Registration; Indemnification

A. The Company hereby warrants, represents and covenants that there have been reserved, and the Company shall keep reserved throughout the respective terms of the Class A Warrants, Class B Warrants and Class C Warrants, out of its authorized and unissued Shares or its authorized and issued Shared held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon the exercise of the Class A Warrants, Class B Warrants or Class C Warrants, as the case may be, the aggregate amount of Shares deliverable upon the exercise of all outstanding Warrants after giving effect to the adjustments set forth in Section 10 of this Agreement.

The Company covenants that all Shares which may be issued upon the exercise of Warrants will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests created or granted by the Company with respect to, or arising out of, the issuance thereof.

Promptly upon the respective Warrants Expiration Dates of the Class A Warrants, Class B Warrants and Class C Warrants, as the case may be, the Company shall determine the aggregate number of Warrants which have thereupon expired, and thereafter no Shares shall be subject to reservation by the Company in respect of any such expired Warrants.

(B) Upon the written request of R&R that the Company effect the registration under the Securities Act of 1933, as amended (the "Act"), of all or a designated portion of R&R's Securities and specifying R&R's intended method of offer, sale or other disposition thereof, the Company will use its best efforts to effect the registration under the Act of such Securities to permit their lawful offer, sale or other disposition provided that:

     (i) The Company shall not be required to use its best efforts to effect the registration of R&R's Securities under the Act pursuant to this Section 9(B) unless such request is submitted by R&R not earlier than January 1, 1993; and

     (ii) The Company is required to file periodic reports under the Securities Exchange Act of 1934, as amended
     (the "Exchange Act") as of the date of such registration request by R&R; and

     (iii) The Company shall be required to effect not more than a total of two (2) registrations under the Act pursuant to this Section 9(B). Any registration requested pursuant to this Section 9(B) shall be effected by the filing by the Company of a registration statement on SEC Form S-1, S-2 or S-3 (or any other SEC form that includes substantially the same information as would be required to be included in a registration statement on such forms as currently constituted and on which the Securities shall then be permitted to be so registered); and

     (iv) The Registration Expenses incurred in connection with the first registration under the act of Securities requested by R&R pursuant to this Section 9(B) shall be borne and paid in full by the Company; and the Registration Expenses incurred in connection with the second registration under the Act requested by R&R pursuant to this Section 9(B) shall be borne and paid in full by R&R (other than the fees and disbursements of the Company's independent auditors incurred in preparing audited financial statements required to be included in any registration statement to be filed by the Company under the Act in compliance with such request); and

     (v) The Company shall not register Securities under the Act for sale for the account of R&R in any registration requested pursuant to this Section 9(B) unless R&R agrees in writing to include in any such registration not less than thirty-five percent (35%) of the total nine hundred ten thousand (910,000) Shares issuable as of the date hereof to R&R upon exercise of the Class A Warrants, Class B Warrants and Class C Warrants, combined, subject to adjustment pursuant to the provisions of Section 10 hereof.

     (vi)      A registration requested by R&R pursuant to this
     Section 9(B) will not be deemed to have been effected unless it has become effective under the Act, provided, further, however, that a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal of R&R to proceed with the offer and sale of the Securities included therein (other than any refusal to proceed based upon the advice of R&R's counsel that the registration statement, or the prospectus included therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing) shall be deemed to have been effected by the Company at the request of R&R and in fulfillment of the Company's obligations to R&R in response thereto; and

     (vii) The company may delay the initiation of any registration requested pursuant to this Section 9)B) for a period of up to ninety (90) days if there is a pending material transaction that would have to be disclosed in the registration statement pursuant to which the Securities held by R&R would be registered under the Act. The Company will advise R&R of any such delay and the reasonably anticipated duration thereof subject to the obligation of R&R to retain information concerning such transaction strictly confidential for such period as the Company shall reasonably request; and

     (viii) The Company shall have the right, in its sole discretion, to include in the registration statements to be filed under the Act with respect to the Securities of R&R requested by R&R to be registered under the Act pursuant to this Section 9(B) such additional Shares or other securities of the Company to be offered and sold by the Company for its own account or to be offered and sold by and for the account of other securityholderss of the Company; and

     (ix) All requests by R&R to have Securities registered under the Act under this Section 9(B) and the Company's obligations with respect to any registrations under the Act in response to such requests by R&R shall be subject to the terms and conditions set forth in Sections 9(D) through 9(J) hereof, inclusive.

(C) If the Company shall at any time from and from after January 1, 1993 propose to register for offer and sale under the Act any of its Common Shares, whether or not for sale for its own account (except for offers and sales of Common Shares or options or other rights to acquire Common Shares pursuant to the Company's employee benefit, bonus or incentive plans or agreements required or permitted to be registered on SEC Form S-8 or any successor SEC form thereto) in a manner that would permit registration of R&R's Securities for sale to the public under the Act, it will give written notice to R&R of its intention to do so and, upon the written request of R&R made within thirty (30) days after the receipt of any such notice (which request shall specify the number or amount of Securities intended to be disposed of by R&R and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Act of the Securities that the Company has been so requested to register by R&R to permit their disposition (in accordance with the intended method so designed by R&R), provided that:

     (i) R&R shall not be entitled to include any of its Securities in any registration to be effected pursuant to this Section 9(C) unless R&R agrees in writing to register for offer and sale under the Act not less than twenty percent (20%) of the total nine hundred ten thousand (910,000) Shares issuable to R&R upon exercise of the Class A Warrants, Class B Warrants and
     Class C Warrants, combined, subject to adjustment pursuant to Section 10 hereof; and

     (ii) if, at any time after giving written notice of its intention to register its Shares under the Act and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such Common Shares, the Company may, at its election, give written notice of such determination to R&R and, thereupon, shall be relieved of its obligation to register any of R&R's Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of R&R to request that such registration be effected by the Company on behalf of R&R as a registration of the Securities held by R&R pursuant to Section 9(B) hereof; and

     (iii) if the Common Shares being registered under the Act pursuant to this Section 9(C) for sale for the account of the Company or any other securityholder of the Company are to be distributed by or through one or more underwriters on a "firm commitment" or "best efforts" basis (the "Underwriting Transaction"), then either of the following provisions, whichever is applicable, shall govern R&R's right to have its Securities registered pursuant to this
     Section 9(C);

          (A) if R&R desires that the securities to be so registered for R&R's account are to be included in the Underwriting Transaction, and the managing underwriter(s) of such Underwriting Transaction agrees that such Securities of R&R may be sold and distributed pursuant to or as part of such Underwriting Transaction, R&R shall be required to agree not to sell or distribute in the public markets in which the Company's Common shares are then traded any additional Securities (beyond those Securities so registered and included in such Underwriting Transaction) for such "lock up" period and upon such terms and conditions as such managing underwriter shall impose upon the company and for any other securityholder of the Company and R&R's right to include the Securities in such Underwriting Transaction shall be subject to the provisions of Section (9)(G) (ii) hereof,

          (B) if R&R desires that the Securities to be so registered for R&R's account not be included in the Underwriting Transaction, and the managing underwriter(s) of the Underwriting Transaction advised the Company in writing, that, in its opinion, the distribution of R&R Securities concurrently with the Common Shares being distributed by such underwriter on behalf of the Company and/or any other security holders of the Company might materially and adversely affect the distribution of such Common Shares by such underwriters, then the Company shall have the right to require that R&R defer the distribution of its Securities until the completion of the distribution by such underwriters, but in no event later than one hundred twenty
          (120)days after the effective date of the registration statement under the Act pertaining to such distribution; and

          (iv) If the Common Shares so being registered for sale under the Act are not for the account of the Company and such registration is being effected pursuant to registration rights granted by the Company to holders of its Common Shares or options, warrants, convertible securities or other rights to acquire its Common Shares, and such registration rights preclude incidental registrations on those registrations initiated by such purchasers (or their transferees), the provisions of this Section 9(C) shall be inapplicable to such registration and the Company shall have no obligation to include any of R&R's Securities in any registration statement filed by the Company under the Act in compliance with such other registration rights.

The Registration Expenses incurred in connection with each registration under the Act of Securities requested by R&R pursuant to this Section 9(C) shall be borne and paid in full by the Company.

          (D) If and whenever the Company is required to use its best efforts to effect the registration of any Securities held by R&R under the Act as provided in Section 9(B) and 9(C), as the case may be, the Company will as promptly as practicable:

          (i) prepare and file with the Sec a registration statement with respect to the Securities held by R&R and that the securities held by any other proposed seller which are included therein and use its best efforts to cause such registration statement to become effective under the Act;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all of R&R's Securities and all other Shares or other securities of the Company covered by such registration statement until such time as all of such Securities have been disposed of in accordance with the intended method of disposition by R&R and the intended method of disposition of Shares or other securities of the Company by any other seller thereof set forth in such registration statement, but in no event for a period of more than one hundred eighty days(180) days after such registration statement shall have become effective under the Act;

          (iii) Furnish to R&R a conformed copy of such registration statement and of each amendment and supplement thereto, plus such number of copies of the prospectus constituting a part of such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, and such other documents, as R&R may reasonably request in order to facilitate the disposition of the Securities owned by R&R;

          (iv) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as R&R shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and, if required, make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first quarter after the effective date of any such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act; and

          (vi) use its best efforts to list such Securities held by R&R on any securities exchange on which the Company's Common Shares are then listed, if such Securities are not already so listed pursuant to Section 11 and if such listing is then permitted under the rules of such exchange.

(E) (i) R&R shall furnish to the Company such information regarding or pertaining to the offer, sale and distribution of the Securities as the Company may from time to time request in writing and as shall be required by law or by the Sec in connection therewith. R&R shall promptly notify the Company, at any time when a prospectus relating any such offer, sale or distribution id required to be delivered under the Act, of the happening of any change in R&R's intended method of offering, selling or otherwise disposing of the Securities as would require an amendment or supplement to such prospectus or to the registration statement of which it is a part.

          (ii) In connection with each exercise by R&R of its registration rights under this Section 9, R&R hereby agrees that is should comply with all of the provisions of the Act and the Exchange Act and all applicable rules and regulations of the SEC pertaining to the offer, sale or distribution by R&R of such Securities, including without limitation the provisions of Rule 10-6 under the Exchange Act as it may be amended from time to time hereafter.

(F) Whenever a registration under the Act requested by R&R pursuant to Section 9(B) is for a distribution of the Securities pursuant to an Underwriting Transaction, only such Securities as are to be distributed by the underwriters may be included in the registration statement pertaining thereto. If the managing underwriter(s) determines that the amount of the Securities to be sold in any such underwritten offering should be limited, due to market conditions or otherwise, the number or amount of the securities of the Company, including the Securities held by R&R to be included n the registration shall be reduced as follows:

     (i) First, there shall be excluded Securities proposed to be included by persons not possessing rights to include the same pursuant to any agreement with the Company providing for registration rights; and

     (ii) Second, to the extent necessary, there shall be excluded Securities proposed to be registered by or for the account of each person, including R&R but excluding the Company, seeking to include Securities in such registration pursuant to rights granted to such person under an agreement to have Securities registered on an incidental basis (i.e., a "piggypack" registration") in such proportion that the number or amount of Securities sought to be included in such registration by each such person bears to the number or amount of Securities sought to be included in such registration by all persons seeking to include Securities in such registration on an incidental basis; and

     (iii) Third, to the extent necessary, there shall be excluded Securities proposed to be registered by or for the account of each person, including R&R but excluding the Company, seeking to include Securities in such registration pursuant to rights granted to such person pursuant to an agreement to have Securities registered on a demand basis (i.e., a "demand" registration) in such proportion as the number or amount of Securities sought to be registered by each such person bears to the aggregate number or amount of Securities sought to be included in such registration by all persons seeking to include securities in such registration on a demand basis:

provided, however, that there shall be no reduction in the number of Securities to be include in any such registration by the Company for sale for its own account.

(G) (i) If requested by the managing underwriter(s) for any Underwriting Transaction of the Securities held by R&R pursuant to a registration requested under Section 9(B) hereof, the Company shall enter into an underwriting agreement with such managing underwriter(s) for such offering, provided, however, that R&R shall not offer, sell and distribute the Securities pursuant to any such Underwriting Transaction unless the managing underwriter(s) thereof shall first be approved by the Company, which approval shall not be unreasonably withheld. Such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provision as are customarily contained in agreements contemplating an Underwriting Transaction, including (without limitation) indemnities to the effect and to the extent provided in Section 9(I) hereof. R&R and any other securityholders whose Shares or other securities are to be distributed by such underwriters shall be parties to such underwriting agreement and the representations, warranties, covenants and other conditions precedent to the obligations of R&R under such underwriting agreement shall be satisfactory to R&R. All indemnification agreements, warranties, covenants, conditions and representations of the Company contained therein shall be in form reasonably satisfactory to the Company and its counsel.

     (ii) If the Company at any time proposes to register any of its Shares under the Act for sale for its own account and such Shares are to be distributed by or through on or more underwriters in an Underwriting Transaction, the Company will use reasonable efforts, if requested by R&R, pursuant to its incidental registration rights under Section 9(C) hereof, to arrange for such underwriters to include the Securities to be offered and sold by R&R among those to be distributed in such Underwriting Transaction. In such case, R&R shall be required to become a party to the underwriting agreement between the Company and the managing underwriter(s) thereof and the representations and warranties, representations, covenants and other conditions precedent to the obligations of R&R with respect to the sale of the Securities under such underwriting agreement shall be approved by R&R, which approval shall not be unreasonably withheld.

(H) (i) In the event of registration of the Securities under the Act pursuant to this Section 9, the Company will indemnify and hold harmless R&R and each other person, if any who controls R&R within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which R&R or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of our are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Securities held by R&R were registered under the Act pursuant to this Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse R&R, and each such controlling person for the reasonable legal and other expenses incurred by them in connection with investigating of defending any such loss, claim, damage, liability or action; provided however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by R&R, its officers or directors, or such controlling person, or their respective agents or representatives, whether or not specifically for use in such registration statement or prospectus.

     (ii) In the event of a registration of any of the Securities under the Act pursuant to this Section 9, R&R shall indemnify and hold harmless the Company and each person, who controls the Company within the meaning of the Act, each officer of the Company who signs the Registration Statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Securities were registered under the Act pursuant to this Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for all reasonable legal and other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that R&R will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to, or furnished to the Company by R&R or its agents or representatives whether or not specifically for use in any such registration statement or prospectus.

     (iii) In order to provide for just and equitable contribution in circumstances in which the indemnification agreements provided for in subsections
     (i)and (ii) of this Section 9(H) are unavailable to the respective party entitled to indemnification thereunder other than in accordance with their terms, the Company and R&R shall contribute to the aggregate losses, claims, damages or liabilities, of the nature contemplated by such indemnification provisions, incurred by the Company and R&R and the other persons referred to therein, in such proportions so that R&R is responsible for that portion represented by the percentage that the public offering price appearing on the cover page of the prospectus contained in the relevant registration statement pertaining to the Securities held by R&R bears to the public offering price appearing on such cover sheet of all of the Shares and other securities of the Company being sold pursuant to such registration statement; provided, however, that no person found guilty of fraudulent misrepresentation within the meaning of Section 11 (f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


  (I) In the event that the Company and R&R agree, upon the advise of their respective counsel, or in the event that the Company is advised by the SEC or the staff of the SEC through an interpretive or "no action" letter, that the intended method of offer, sale or distribution by R&R of the Securities held by R&R at such time does not require registration under the Act (as then in effect), then the Company shall not be required to so register the Securities held by R&R and intended by R&R to be so offered, sold or distributed under the provisions of either Section 9(B) or
   Section 9(C) hereof, provided, however, that if the Company and R&R do not agree, based upon their respective counsel's advice, whether or not such intended method of offer, sale or distribution of R&R Securities requires registration under the Act, then, in such event, the Company shall at its cost and within fifteen (15) Business Days after written request therefore by R&R, submit a request for a "no action" or interpretive letter from the SEC or staff of the SEC with respect to such question and both the Company and R&R agree to be bound by any such "no action" or interpretive letter concerning the need to register such Securities for offer, sale or distribution so intended by R&R.


(J) Notwithstanding any other provisions of this Section 9, the following terms and conditions shall govern the right of R&R to have the Securities registered under the Act by the
Company:


     (i) any registration statement prepared and filed by the Company under the Act shall only be prepared and filed for and on behalf of the Company by legal counsel designated by the Company and final determination by the Company and its legal counsel of the form and contents of any registration statements, prospectuses, amendments or supplements thereto shall be binding upon R&R; and

     (ii) all rights of R&R to register Securities under the Act pursuant to any of the provisions of the Section 9 shall expire at 5:00 p.m. New York City time, on December 31, 1998 and shall be of no further force of effect thereafter; and

     (iii) the right of R&R to have Securities registered under the Act pursuant to Section 9(B) or Section 9(C) hereof shall not be transferable or assignable, in whole or in part, to any other party or parties except to officers, directors or controlling persons (within the meaning of the Act) of R&R, provided, however, that any such permitted transferee or assignee shall acquire such registration rights subject to all of the conditions and limitations set forth in this Section 9, including without limitation the condition that the calculation of the minimum percentages of the Shares (issuable upon exercise of all of the Warrants) required to be included in a registration under the Act in order for any one, or more such permitted transferees or assignees to exercise his or their registration rights hereunder (whether or not in concert with R&R) shall be as set forth in Section 9(B)(v) or 9(C)(i) hereof, whichever is applicable.


Section 10.    Adjustment of Warrant Price and Number of
Shares Purchasable

(A) In case the Company shall at any time after the date hereof issue and sell for cash any Shares:

     (i) Pursuant to a public offering of such Shares requiring registration under the Act (the "Public Offering") at a price per Share equal to less than seventy-five percent (75&) of the Market Price determined as of the date immediately preceding the effective date (within the meaning of the act) of the registration statement pursuant to which such public offering by the Company is undertaken, or

     (ii) A price sale or placement of such Shares, within the meaning of Section 4(2) of the Act or Regulation D thereunder (the "Private Placement"), at a price per Share equal to less than sixty percent (60%) of the Market Price determined as of the date immediately preceding the date of the consummation of such Private Placement, then, in either such event, the Warrant Price shall be reduced by multiplying such Warrants Price by a fraction , (i) the numerator of which shall be the sum of (x) the number of Shares outstanding at the close of business on the date immediately preceding the date of such sale and issuance plus (y) the number of Shares which the aggregate amount of cash received or receivable in consideration of such sale and issuance would purchase at such current Market Price per Share, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such sale and issuance. Such adjustments shall be made successively whenever such an issuance is made.

(B) In case the Company shall pay or make a dividend or other distribution to its securityholders on any class of shares of the Company in Shares or securities convertible into or exchangeable for Shares (such convertible or exchangeable shares or securities being hereinafter called "Convertible Securities"), other than Convertible Securities which require payments of cash to be made by the holder thereof in connection with any conversion into or exchange for Shares, the Warrant Price in effect at the close of business on the day fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of Shares outstanding at the close of business on the date immediately preceding the date fixed for such determination and the denominator of which shall be the sum of each number of Shares and the total number of Shares constituting such dividend or other distribution or the maximum number of Shares issuable upon conversion or exchange of all Convertible Securities constituting such dividend or other distribution.

(C) In case at any time the Company shall grant or issue (whether directly or otherwise) any rights (other than the Class A Warrants, Class B Warrants or Class C Warrants) to subscribe for or to purchase, or any options for the purchase of, Shares or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per Share for which Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, required to be paid payable to the Company upon the exercise of all such rights or options, or, in the case of such rights or options which related to Convertible Securities, the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issuance and upon the conversion or exchange thereof, by (y)the total maximum number of Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than (i) seventy-five percent (75% of the Market Price, of the Shares if such rights are granted or issued by the Company in a Public Offering or (ii) sixty percent(60%) of the Market Price of the Shares if such rights are granted or issued by the Company in a Private Placement, the determination of such Market Price, in either such case, to be made as of the date immediately preceding the date of granting or issuing such rights or options, the Warrant Price in effect at the close of business on the date immediately preceding the date of granting such rights or options shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Shares outstanding at the close of business on the date immediately preceding the date of granting such rights or options plus (y) the quotient obtained by dividing the product of the price per Share, determined as set forth above, and the maximum number of Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights of options by the Market Price and (ii) the denominator of which shall be the sum of the number of Shares outstanding at the close of business on the date immediately preceding the date of granting such rights or options and the maximum number of Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. Except, as provided in this subparagraph (C), no further adjustments of the Warrant Price shall be made upon the issuance of such Shares or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Shares upon conversion or exchange of such Convertible Securities.

(D) In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Share for which Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than seventy-five percent (75%) of the Market Price of the Shares if such Convertible Securities issued or sold by the Company in a Public Offering or (ii) sixty percent (60%) of the Market Price of the Shares if such Convertible Securities are issued or sold by the Company in a private Placement, the determination of such Market Price, in either such case, to be made as of the date immediately preceding the date of such issuance or sale of such Convertible Securities, shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Shares outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities plus (y) the quotient obtained by dividing the product of the price per Share, determined as set forth above, and the maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities by the Market Price and (ii) the denominator of which shall be the sum of the number of Shares outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities and such maximum number of Shares issuable upon conversion or exchange, provided that (1) except as provided in subsection (E) of this Section 10, no further adjustments of the Warrant Price shall be made upon the actual issuance of such Shares upon conversion or exchange of such Convertible Securities, and (2) if any such issuance or sale is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities of which adjustments of the Warrant Price have been or are to be made pursuant to subsection (C) of this Section 10 or the other provisions of this subparagraph (D), no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

(E) If (x) the purchase price provided for in any rights or options referred to in subsection (c) of this Section 10, or
(y) the amount of additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections(C) and/or (D) of this
Section 10, or (z) the rate at which any Convertible Securities referred to in subsection (C) and/or (D) are convertible into or exchangeable for Shares shall change (other than under or by reason of provisions contained in the instruments governing such rights, options or Convertible Securities that are designed to protect against dilution), the Warrant Price in effect at the close of business on the date of such event shall forthwith be adjusted to the Warrant Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such right to convert or exchange such Convertible Securities, the Warrant Price in effect at the close of business on the date of expiration or termination shall be readjusted to the Warrant Price which would have been in effect at such time had such right, option or Convertible Securities to the extent outstanding immediately prior to the date of such expiration or termination, never been granted, issued or sold.

(F) In case the Company shall, by dividend or otherwise, declare a dividend or other distribution on its Shares payable in evidences of its indebtedness or assets (including securities, but excluding (i) any rights or options referred to in subsection (C) of this Section 10,
(ii) any dividend or distribution paid in cash out of consolidated retained earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries, and (iii) any dividend or distribution otherwise paid in Shares or Convertible Securities), the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction of which the numerator shall be the current Market Price per Share on the date fixed for such determination less the then fair market value (as determined by the Company's board of directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one Share and of which the denominator shall be such current Market Price.

(G) In case the Company shall at any time subdivide its outstanding Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Shares shall be combined into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately upon the effectiveness of such subdivision or combination.

(H) In case of any consolidation of the Company with, or merger of the Company into, any other corporation or other entity, or in case of any merger of another corporation or other entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares), or in any case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of a capital reorganization or recapitalization of the capital shares of the Company in such a manner that holders of Shares shall be entitled to receive securities, cash or assets with respect to or in exchange for such Shares from the corporation or other entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, or from the Company, in the case of a capital reorganization or recapitalization not involving a consolidation, merger or sale or transfer of all or substantially all of the assets of the Company, such corporation or other entity or the Company, as the case may be, and the Company shall execute and deliver an amendment to this Agreement providing that the holder of each Class A Warrant, Class B Warrant and/or Class C Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by a holder of the number of Shares for which such Warrant might have been exercised on the date immediately prior to such consolidation, merger, sale, transfer, capital reorganization ore recapitalization (provided that if the kind of amount or securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization is not the same for each Share in respect of which said rights of election shall have not been exercised (the Non-electing Shares"), then, for the purpose of this subparagraph (H), the kind and amount of securities, cash and other properties, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by each Non-electing Share shall be deemed to be the kind and amount so receivable per Share by a plurality of the Non-electing Shares).

     Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The foregoing provisions of this subsection (H) shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations or recapitalizations.

     The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor corporation(if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Agreement.

(I) In case of an adjustment in the Warrant Price shall be required by Section 10(A), (B), (C), (D) and/or (F) hereof, the required adjustment shall become effective at the opening of business on (i) the Business Day immediately following the date fixed for the determination of shareholders of the Company entitled to receive such dividend or distribution, in the case of any adjustment pursuant to Section 10(B) or (F) or (ii) the Business Day immediately following the date of such sale and issuance or the date of such granting of such rights or options, as the case may be, in the case of an adjustment pursuant to
Section 10(A),(C) or (D).

(J) Notwithstanding any other provisions of this Section 10, no adjustments to the Warrant Price or the number of Shares issuable upon exercise of the Class A Warrants, Class B Warrants or Class C Warrants shall be made with respect to or by reason of the following transactions of the Company with respect to the Shares:

     (i) (A) an aggregate of 3,250,000 Shares issued (or to be issued) by the Company to the existing shareholders and to the creditors of the Company pursuant to its Plan of Reorganization in its Chapter 11 Case, (B) an aggregate of 4,036,839 Shares issued (or to be issued) by the Company for cash to the investor group (including officers and directors of the Company) as contemplated by and described in the Company's Plan of Reorganization in its Chapter 11 Case, (C) any and all of the 910,000 Shares reserved for issuance by the Company upon exercise of the Class A Warrants, Class B Warrants and Class C Warrants issued to R&R pursuant to the provisions of this Agreement as the number of such Shares may be adjusted from time to time in accordance with the anti-dilution provisions of the Warrant Agreement, (D) an aggregate of 780,000 Shares reserved for issuance pursuant to the Senior Subordinated Secured Convertible Promissory
     Note issued by the Company to The Zamoiski Company (the "Zamoiski Convertible Note") as the number of such Shares may be adjusted from time to time in accordance with the anti-dilution provisions set forth in the Zamoiski Convertible Note, (E) an aggregate of 3,524,525 Shares issued or reserved for issuance by the Company pursuant to the Company's existing 1991 Incentive Stock Option Plan, Restricted Share Purchase Agreements and Non-Qualified Stock Option-Salary Reduction Plan granted, issued or sold to executives and key employees of the Company as of and through the date hereof as the number of such Shares may be adjusted from time to time hereafter in accordance with the respective anti-dilution provisions set forth in each of such plans, and (F) an aggregate of 488,636 Shares issuable by the Company to Messrs. Hartman & Craven, Angel & Frankel and Gro-Vest, Inc. for services rendered; and (ii) the issuance, sale or grant by the Company after the date hereof of any Shares, warrants, options or other rights to purchase such Shares, or the exercise of such warrants, options or other rights, to or by employees, officers and/or directors of the Company pursuant to any employee, officer and/or director stock option, bonus or incentive compensation plans, arrangements or agreements (collectively the "Management Plans"), provided that (A) such Shares are issued, sold or granted by the Company (directly or upon the exercise of such warrants, options or other rights) pursuant to any such Management Plans at a price per Share equal to not less than seventy-five percent (75%) of the Market Price determined as of the date immediately preceding the date of the issuance, sale or grant thereof or (B) if such Shares are issued, sold or granted by the Company (directly or upon exercise of such warrants, options or other rights) pursuant to any such Management Plans at a price per Share of less than seventy-five (75&) of the Market Price so determined, then the total number of Shares so issued, sold or granted by the Company (directly or upon exercise of any such warrants, options or other rights) at such lesser price to any such employees, officers and/or directors of the Company pursuant to any such Management Plans shall not exceed, in the aggregate, more than five percent (5%) of the Shares of the Company outstanding and reserved for issuance (under warrants, options, Convertible Securities or other rights theretofore issued, sold or granted by the Company) as of January 31, 1992.

(K) For purposes of this Section 10, the number of Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Company or of any of its wholly or majority owned subsidiaries.

(L) Upon each adjustment of the Warrant Price pursuant to this Section 10, each Warrant outstanding at the time of and immediately prior to such adjustment shall give the holder thereof the right to purchase, at the Warrant Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

(M) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of a least one percent (1%) in such Warrant Price; provided, however, that any one or more such adjustments which, by reason of this subsection (M) is not required to be made, shall be carried forward on a cumulative basis and fully taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a Share, as the case may be. The provisions of this Section 10(L) shall also apply to readjustments provided for in subparagraph (E).

(N) The certificate of any independent firm or public accountants of recognized standing selected by the Board of Directors of the Company shall be conclusive of the correctness of any computation of any adjustment required to be made under this Section 10.

(O)  Whenever any adjustment is required in the Warrant
Price, the Company shall forthwith (1) prepare a statement describing in reasonable detail the adjustment and the method of calculation used and (2) cause a copy of such statement to be mailed to R&R as of the effective date of such adjustment at its address as the same shall appear on the books on the Company.

(P)  The Company shall be obligated to issue any additional
Shares which become issuable upon exercise of Warrants as a result of any event described in this Section 10 which requires an adjustment in the Warrant Price and the number of shares issuable upon exercise of the Warrants.

Section 11.    Avoidance of Certain Actions

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of breaching this Warrant in any material respect or precluding the performance by the Company of its obligations hereunder, but will at all times in good faith assist in implementing the provisions of this Warrant Agreement and in taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of R&R against material dilution or other impairment of its rights hereunder.


Section 12.    Fractional Interest

Notwithstanding anything contained herein to the contrary, the Warrants may only be exercised to purchase full Shares and the Company shall not be required to issue fractions of Shares on the exercise of Warrants. To the extent that a holder would otherwise be entitled to a fractional share, the Company shall return to such holder a portion of the purchase price paid by such holder upon exercise of the Warrants held by such holder determined by multiplying the price per Share calculated at the Warrant Price by such fraction.


Section 13.    Notices to Company and R&R

Any notice given pursuant to this Agreement shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with R&R or, in the case of a change in address of R&R, with the Company) as follows:

If to the Company:
          S.E. Nichols Inc.
          860 Broadway
          New York, New York 10003
          Attention:  Kenneth A. Davis, President

Copy to:
          Melvin Katz, Esq.
          Hartman & Craven
          460 Park Avenue
          New York, New York 10022

If to R&R
          Rosenthal & Rosenthal, Inc.
          1370 Broadway
          New York, New York 10018
          Attention:  Imre J. Rosenthal, President

Copy to:
          Stanley Pollack, Esq.
          Vice-President and General Counsel
          Rosenthal & Rosenthal, Inc.
          1370 Broadway
          New York, New York 10018


Section 14.    Notices to Warrant Holders

Upon any adjustment of the Warrant Price or the number of shares issuable upon the exercise of Warrants pursuant to this Agreement, the Company shall promptly thereafter cause to be forwarded to R&R a certificate of the principal financial or principal accounting officer of the Company setting forth the respective Warrant Prices of each of the Class A Warrants, Class B Warrants and/or Class C Warrants then outstanding after such adjustment or the adjusted number of Shares purchasable upon exercise of each such Class of Warrants and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based.


Section 15.    Entire Agreement;  Supplements and Amendments

This Agreement is an integrated document and represents the entire understanding of the parties with respect to the subject matter hereof, contains all representations, warranties, covenants and conditions, expressed or implied, which have been made by the Company and R&R; and cancels and supersedes all previous and/or contemporaneous written and oral agreements, understandings, statements, promises, inducements and memoranda by or between the parties or their affiliates relating to the subject matter hereof. The Company and R&R may from time to time supplement or amend this Agreement in writing without the approval of any subsequent holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and R&R may deem necessary or desirable and which shall not be inconsistent in any material respect with the provisions of the Warrant Certificates and which shall not adversely affect in any material respect the interests of R&R hereunder, provided, however, that in the event of any conflicts or inconsistencies between the provisions of any of the Warrant Certificates issued hereunder, the provisions of this Agreement shall govern and be deemed controlling.


Section 16.    New York Contact; Jurisdiction

This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof. The Company and R&R hereby consent, unconditionally and irrevocable, to the jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, State of New York for the adjudication of any actions arising out of this Agreement.


Section 17.    Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and R&R and any subsequent registered holders of the Warrants and legal or equitable right, remedy or claim under or by reason of this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, R&R and such subsequent registered holders of the Warrants.


Section 18.    Successors

Subject to the terms and conditions of this Agreement, all the covenants and provisions of this Agreement by or for the benefit of the Company, the holders of the Warrants, and/or R&R shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns hereunder.


Section 19.    References and Captions

Unless otherwise expressly noted, all references to Sections, subsections or clauses herein shall be deemed to refer solely to the provisions of this Agreement so designated.

The captions of the Sections of this Agreement have been inserted for convenience only and have no substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


S.E. Nichols Inc.



By: _____________________
    Title




Rosenethal & Rosenthal




By:  ____________________
     Title